Exhibit 10.1


                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into by and between
J. David Pierson (the "Executive") and REFAC, a Delaware corporation (the "Company") as of June 20, 2005 (the "Commencement Date").

         WHEREAS, the Company desires to provide for the service and employment of the Executive with the Company and the Executive wishes to perform services for the Company, all in accordance with the terms and conditions provided herein.

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the Executive and the Company hereby agree as follows:

         Section 1. EMPLOYMENT. The Company does hereby employ the Executive and the Executive does hereby accept employment as the President and Chief Operating Officer of the Company. The Executive shall have all the duties, responsibilities and authority attendant to the position of Chief Operating Officer and shall render services consistent with such position on the terms set forth herein and shall report to the Chief Executive Officer of the Company. Such duties, responsibilities and authority shall include and extend to the operations of the Company and its present or hereinafter formed or acquired subsidiary corporations or any other entity which it controls. In addition, the Executive shall have such other executive and managerial powers and duties with respect to the Company as may reasonably be assigned to him by the Board of Directors (the "Board") to the extent consistent with his position and status as set forth herein. The Executive agrees to devote all of his working time and efforts to the business and affairs of the Company, subject to periods of vacation and sick leave to which he is entitled, and shall not engage in activities that substantially interfere with such performance.

         Should the Company promote the Executive to Chief Executive Officer, the Executive agrees to accept such position and change in his title and duties. In such event, the Executive will also be elected to the Board and, subject to the shareholder vote, shall continue to serve on the Board during the balance of his employment hereunder. Executive shall not receive additional compensation for such Board service.

         Section 2. TERM OF AGREEMENT. Subject to Section 5 hereof, the term (the "Term") of this Agreement shall commence on the Commencement Date and shall continue for a period of two (2) years (the "Initial Term"); provided that, upon expiration of the Initial Term, the Term shall be automatically extended for successive one-year periods (each such one-year period, the then current Term) commencing in each case on the anniversary of the Commencement Date, unless the Executive or the Company notifies the other in writing at least ninety (90) days prior to the next following anniversary of the Commencement Date of an intention to terminate this Agreement.

         Section 3. LOCATION. The Executive shall be based initially at the Company's corporate offices in Fort Lee, New Jersey. However, the Company is presently engaged in discussions to acquire U.S. Vision, Inc. ("USV") which has its corporate offices in Glendora, New Jersey and OptiCare Health Systems, Inc. ("OptiCare"), which has its corporate offices in Waterbury, Connecticut. Both USV and OptiCare are affiliates of the Company. If such discussions result in the Company's acquisition of USV, the Executive has expressed a preference to work out of a location near to or at USV. The Company agrees that if such location is consistent with its strategic plan, as approved by the Board, the Executive may relocate his office to such a site provided that he shall work out of the corporate offices in Fort Lee, New Jersey as often as necessary to maintain a close working relationship with the Company's other senior executive officers and controlling stockholder.

         Section 4.  COMPENSATION.

               (a) BASE SALARY. Effective as of the Commencement Date, the Company shall pay the Executive a base salary ("Base Salary") at an initial rate of $350,000 per year, payable in accordance with the Company's policies relating to salaried employees, but no less frequently than monthly. In the event that the Executive is promoted to the position of Chief Executive Officer, then the Board shall review the Base Salary and, in its sole and absolute discretion, may approve such increase (if any) as it deems appropriate.

               (b) ANNUAL BONUS.

                   (i) Commencing with the Company's fiscal year ending December 31, 2006, the Executive shall be eligible to receive a performance-based annual cash bonus based on the achievement of corporate goals approved by the Board or a committee thereof and set forth in the Company's strategic plan and budget, as approved by the Board (the "Annual Bonus"). The Executive's target Annual Bonus shall be equal to fifty percent (50%) of his then current Base Salary with opportunity for an additional payment, as determined by the Board or a committee thereof, if target goals are exceeded. To the extent consistent with the Company's compensation policy at the time of pay-out of any annual bonus, a portion of the Executive's annual bonus shall be paid in the form of equity, as determined by the Board in its sole discretion. Payment of any Annual Bonus shall be made by the Company to the Executive within thirty (30) days after the date on which the Company files its Form 10-K with the Securities and Exchange Commission.

                   (ii) In the event of a termination of the Executive's employment without Cause, for Good Reason or as a result of his death or Disability (in each case, as defined in Section 5 hereof), the Executive shall be entitled to receive a pro-rated Annual Bonus based on the number of days that the Executive was employed by the Company during the fiscal year to which such Annual Bonus relates; provided, however, that the Board may, in its sole discretion, adjust the amount payable to the Executive based on its assessment of the Executive's contribution to the achievement of target performance during such fiscal year. Subject to the discretion of the Board, payment by the Company of any Annual Bonus shall be made to the Executive within thirty (30) days after the date on which the Company files its Form 10-K with the Securities and Exchange Commission, irrespective of whether the Executive is then employed by the Company at such time.

               (c) SIGNING BONUS. The Company shall pay the Executive $7,000 as a signing bonus.

               (d) EQUITY PARTICIPATION. As of the Commencement Date, the Executive shall be granted options to purchase 150,000 shares of Company common stock (the "Options") governed by the terms and provisions of the Company's 2003 Stock Incentive Plan (the "Plan") and a stock option agreement to be entered into by and between the Company and the Executive (the "Stock Option Agreement") in accordance with the terms set forth in this Agreement. The Options shall have an exercise price equal to fair market value of the Company's common stock on the Commencement Date and shall vest and become exercisable with respect to one-third of the Options on each of the Commencement Date and the first and second anniversaries of the Commencement Date, subject to accelerated vesting and forfeiture as set forth in this Agreement, the Option Agreement and the Plan. The Options shall have a term of five (5) years unless terminated earlier as set forth in this Agreement, the Option Agreement and the Plan. The Options are intended to qualify as an incentive stock options within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), to the maximum extent permitted under the Code.

               (e) FRINGE BENEFITS.

                   (i) General. The Executive shall be entitled to participate in or receive benefits under any employee benefit plan or arrangement now or in the future made available by the Company generally to its executive employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements, including but not limited to health insurance and life insurance benefits. During the Term, the Company shall provide the Executive with an automobile with a maximum monthly lease payment of $900.

                   (ii) Vacation. The Executive shall be entitled to take four
     (4) weeks of paid vacation per calendar year, prorated for any portion thereof, and to all paid holidays given by the Company in accordance with the Company's regular paid holidays policy.

                    (iii) Temporary Housing. The Executive currently resides in St. Louis, Missouri area and until such time as the Executive has relocated, but, in no event more than six (6) months, the Company shall provide the Executive with corporate housing in New Jersey as mutually agreed upon between the parties within a reasonable commuting distance to the Company's corporate office in Fort Lee, New Jersey.

               (f) REIMBURSEMENTS.

                   (i) Business Expenses. The Company shall promptly reimburse the Executive for all direct expenses incurred by the Executive in the performance of his duties under this Agreement, including all reasonable travel expenses, provided that such expenses are incurred and accounted for in accordance with the Company's policies and procedures.

                   (ii) Relocation Costs. The Company shall reimburse the Executive for actual costs directly related to his relocation from the greater St. Louis, Missouri area to either the Fort Lee or the greater Philadelphia area, as the case may be, in an amount up to $75,000, provided that such expenses are accounted for in accordance with the Company's policies and procedures. The Company agrees to treat the moving reimbursement as a tax-free fringe benefit to the extent permitted under
     Section 132 of the Code.

         Section 5.  TERMINATION.

               (a) NOTICE OF TERMINATION.

                   (i) "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provisions so indicated.

                   (ii) Any purported termination of the Executive's employment by the Company or by the Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 9 hereof.

               (b) DATE OF TERMINATION. Upon the Date of Termination, the Term shall expire. "Date of Termination" shall mean:

                   (i) if the Executive's employment is terminated because of death, the date of the Executive's death, or

                   (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination, which shall not be a date prior to the date such Notice of Termination is given or the expiration of any required notice period.

               (c) ACCRUED AND UNPAID BENEFITS. Following the termination of the Executive's employment with the Company for any reason, the Executive shall receive:

                   (i) any earned, but unpaid, Base Salary,

                   (ii) any earned, but unpaid, bonus,

                   (iii) the cash equivalent of any accrued, but unused, vacation and

                   (iv) any accrued and vested employee benefits, subject to the terms of the applicable employee benefit plans.

               The amounts payable under subparagraphs 5(c)(i), (ii) and (iii) shall be paid within thirty (30) days following the Date of Termination, except that with respect to payment of any Annual Bonus, such amount shall be paid in accordance with Section 4(b) hereof.

               (d) DEATH OR DISABILITY. In the event that the Executive's employment hereunder is terminated by reason of the Executive's death or Disability (as defined below), the Company shall pay the amounts described in
Section 5(c) above. All outstanding stock options, whether vested or unvested, exercisable or not exercisable, shall as of the Date of Termination, vest and become exercisable and, subject to the terms of any plan or agreement governing such stock options, shall remain exercisable by the Executive or the Executive's legal representative for the remainder of the term of such stock options and shall thereafter expire. For the purposes of this Agreement, Disability means the Executive's inability, by virtue of physical or mental illness or injury, to perform his regular duties on a full-time, continuous basis for 120 consecutive days. The Executive's Disability will be established if a qualified medical doctor selected by the parties so certifies in writing. If the parties are unable to agree on the selection of such a doctor, each party will designate a qualified medical doctor who together will select a third doctor who will make the determination. The Executive will make himself available for an examination by a doctor selected in accordance with this paragraph (d).

               (e) TERMINATION FOR CAUSE. The Company may terminate the Executive's employment under this Agreement for Cause (as defined below) at any time, in which event any rights of the Executive to continued employment under the Agreement shall thereupon cease, and if the Executive shall then be a member of the Board, he shall immediately resign from such position. Upon a termination for Cause, the Company shall pay to the Executive the amounts described in Section 5(c) above. As of the Date of Termination, all outstanding unvested options to purchase Company common stock held by the Executive shall terminate immediately.

                   (i) As used herein, termination for "Cause" shall mean the occurrence of any of the following:

                         (A) the Executive shall have been convicted of, or pleads guilty or nolo contendere to, a misdemeanor involving theft or moral turpitude or any felony;

                         (B) the Executive shall have engaged in conduct that constitutes gross neglect or willful gross misconduct (including misappropriation or embezzlement of property of, or fraud with respect to, the Company or its subsidiaries or their affiliates) with respect to Executive's employment duties; provided, however, that for purposes of determining whether conduct constitutes willful gross misconduct, no act on Executive's part shall be considered "willful" unless it is done by Executive in bad faith and without reasonable belief that his action was in the best interests of the Company; or

                         (C) the Executive violates any material provision of the Company's Code of Conduct and Ethics and/or its Code of Ethics for Senior Financial Officers.

                   (ii) Notwithstanding the foregoing, the Company may not terminate Executive's employment for Cause unless (x) a determination that Cause exists is made and approved by a majority of the Board (excluding the Executive in the event that the Executive is then a member of the Board) and (y) Executive is given at least fifteen (15) days written notice of the Board meeting called to make such determination and, if curable, an opportunity to cure during such notice period.

               (f) TERMINATION OTHER THAN FOR CAUSE. The Company may terminate the Executive's employment under this Agreement without Cause at any time, in which event any rights of the Executive to continued employment under the Agreement shall thereupon cease. In the event of such a termination without Cause, the Executive shall be entitled to receive a lump sum payment on the Date of Termination equal to the amount of Base Salary then in effect that the Executive would have received had he remained employed for the remainder of the Term. The Executive shall also be entitled to receive continued health and medical benefits until the earlier of (i) the expiration of the Term or (ii) the time at which the Executive becomes eligible to receive health and medical benefits from a subsequent employer. In addition, the Company shall pay to the Executive the amounts set forth in Section 5(c) hereof. All outstanding stock options, whether vested or unvested, exercisable or not exercisable, shall as of the Date of Termination, vest and become exercisable and, subject to the terms of any plan or agreement governing such stock options, shall remain exercisable by the Executive for the remainder of the term of the stock option and shall thereafter expire.

               (g) TERMINATION BY THE EXECUTIVE.

                    (i) In the event that the Executive terminates his employment hereunder without Good Reason, (A) any outstanding unvested stock options shall expire and terminate on the Date of Termination, (B) any vested stock options shall remain exercisable for a period of ninety
     (90) days following the date of Termination, subject to the terms of any plan or agreement governing such stock options and (C) the Executive shall be entitled to receive only the amounts set forth in Section 5(c) above ; provided, however, that such stock options shall not expire or terminate if Executive is then a member of the Board and continues to serve as a member of the Board.

                   (ii) The Executive shall have the right to terminate his employment for Good Reason (as defined below). In the event that the Executive terminates his employment for Good Reason, he shall be entitled to receive a lump sum payment on the Date of Termination equal to the amount of Base Salary then in effect that the Executive would have received had he remained employed for the remainder of the Initial Term. The Executive shall also be entitled to receive continued health and medical benefits until the earlier of (i) the expiration of the Term or
     (ii) the time at which the Executive becomes eligible to receive health and medical benefits from a subsequent employer. In addition, the Company shall pay to the Executive the amounts set forth in Section 5(c) hereof. All outstanding stock options, whether vested or unvested, exercisable or not exercisable, shall as of the Date of Termination, vest and become exercisable and, subject to the terms of any plan or agreement governing such stock options, shall remain exercisable by the Executive for the remainder of the term of the stock option and shall thereafter expire.

                   (iii) "Good Reason" shall mean any of the following actions or failures to act, but in each case only if it occurs while the Executive is employed by the Company and then only if it is not consented to by the Executive in writing:

                         (A) a material adverse change in the Executive's title, duties or responsibilities including the assignment to the Executive of any duties that are materially inconsistent with his status in his then current position as Chief Operating Officer or, if applicable, Chief Executive Officer of the Company;

                         (B) a reduction by the Company in the Executive's Base Salary;

                         (C) a Change of Control (as defined in the Plan), provided that this Section 5(g)(iii) shall not apply to any Change of Control in which the Executive continues to be employed by the Company in accordance with the terms of this Agreement after the Change of Control; or

                         (D) a material breach of this Agreement by the Company.

                    For purposes of this definition, none of the actions described in clauses (A) through (D) above shall constitute "Good Reason" with respect to the Executive if it was an isolated and inadvertent action not taken in bad faith by the Company and if it is remedied by the Company within 30 days after receipt of written notice thereof given by the Executive (or, if the matter is not capable of remedy within 30 days, then within a reasonable period of time following such 30 day period, provided that the Company has commenced such remedy within said 30 day period); provided that "Good Reason" shall cease to exist for any action described in clauses (A) through (D) above on the 60th day following the later of the occurrence of such action or the Executive's knowledge thereof, unless the Executive has given the Company written notice thereof prior to such date.

               (h) RELEASE OF EMPLOYMENT CLAIMS. The Executive agrees, as a condition to receipt of the payments and benefits provided for in sections 5(f) and (g) hereof, that he will execute a release agreement, releasing any and all claims arising out of the Executive's employment or termination thereof (other than enforcement of this Agreement and the Executive's rights under any of the Company's incentive compensation and employee benefit plans and programs to which he is entitled under this Agreement). Such release agreement shall be negotiated in good faith by the parties.

         Section 6. CONFIDENTIALITY; NON-COMPETITION; NON-SOLICITATION; INTELLECTUAL PROPERTY.

               (a) CONFIDENTIALITY. As a senior executive officer and, if applicable, director of the Company, the Executive will be privy to non-public information generally regarded as confidential and often proprietary with respect to the Company and its subsidiaries and affiliates, including, without limitation, their business relationships, negotiations and past, present and prospective activities, methods of doing business, know-how, trade secrets, data, formulae, customer lists and all papers, resumes and records (including computer records) of the documents containing such information (hereinafter collectively referred to as the "Confidential Information"). Notwithstanding the foregoing, it is agreed that Confidential Information does not include information regarding the Executive's own compensation and benefits nor information that became generally available to the public other than as a result of a disclosure by the Executive.

                   (i) The Executive acknowledges that in his employment with the Company, he will occupy a position of trust and confidence. The Executive shall not, except as may be required to perform his duties hereunder or as required by applicable law, without limitation in time or until such information shall have become public other than by the Executive's unauthorized disclosure, disclose to others or use, whether directly or indirectly, any Confidential Information.

                   (ii) The Executive acknowledges that all Confidential Information is specialized, unique in nature and of great value to the Company and its subsidiaries, and that such Confidential Information gives the Company and its subsidiaries a competitive advantage. The Executive agrees to deliver or return to the Company, at the Company's request at any time or upon termination or expiration of his employment or as soon thereafter as possible, all documents, computer tapes and disks, records, lists, data, drawings, prints, notes and written information (and all copies thereof) furnished by or on behalf of or for the benefit of the Company and its subsidiaries or their affiliates or prepared by the Executive during the term of his employment by the Company, but excluding documents relating to the Executive's own compensation and benefits.

               (b) NON-COMPETITION. During the Executive's employment with the Company and during the one (1) year period commencing on the Date of Termination, if any, or the expiration of the Term, the Executive shall not, directly or indirectly, whether as owner, consultant, employee, partner, venturer, agent, through stock ownership, investment of capital, lending of money or property, rendering of services, or otherwise, compete with the Company or any of its affiliates or subsidiaries in any business in which any of them is engaged or developing while the Executive is employed with Company (such businesses are hereinafter referred to as the "Business"), or assist, become interested in or be connected with any corporation, firm, partnership, joint venture, sole proprietorship or other entity which so competes with the Business. This non-competition restriction shall only apply to a geographic area in which the Company or its affiliates and subsidiaries were engaged, or had specific plans to engage, at the time of termination.

               (c) NON-SOLICITATION OF HOST STORES AND CUSTOMERS. During the Executive's employment with the Company and during the two (2) year period commencing on the Date of Termination, if any, or the expiration of the Term, the Executive shall not, directly or indirectly, influence or attempt to influence the host stores in which the Company or any of its subsidiaries operate or any customer, consultant or supplier of the Company or any of its subsidiaries or their affiliates to divert their business to any business, individual, partner, firm, corporation or other entity that is then a direct competitor of the Company or its subsidiaries or their affiliates or has plans to so compete (each such competitor or prospective competitor, a "Competitor of the Company"); provided, however, that if the Executive is employed by customers or suppliers of the Company following his termination of employment and such employment does not violate Section 6(b) hereof, the normal execution of his duties in connection with such employment shall not constitute a violation of this Section 6(c).

               (d) NON-SOLICITATION OF EMPLOYEES, CONSULTANTS AND ADVISERS.

                   (i) The Executive recognizes that he will possess confidential information about other employees of the Company and its subsidiaries or their affiliates relating to their education, experience, skills, abilities, compensation and benefits, and interpersonal relationships with customers of the Company and its subsidiaries or their affiliates.

                   (ii) The Executive recognizes that he will also possess confidential information about consultants and advisers to the Company and its subsidiaries or their affiliates relating to their experience, skills, abilities and their professional relationships with the Company and its subsidiaries or the affiliates.

                   (iii) The Executive agrees that, during the Executive's employment with the Company and during the two (2) year period commencing on the Date of Termination he will not, directly or indirectly, solicit or recruit any employee, consultant or adviser of the Company or its subsidiaries or their affiliates for the purpose of being employed, or retained as the case may be, by him or by any Competitor of the Company on whose behalf he is acting as an agent, representative or employee and that he will not convey any such confidential information or trade secrets about other employees, consultants or advisers of the Company and its subsidiaries or their affiliates to any other person.

               (e) The provisions of subparagraphs 6(b), (c) and (d) hereof shall not apply if the Executive is terminated without Cause or for Good Reason.

               (f) INTELLECTUAL PROPERTY. The Executive shall disclose promptly and in writing to the Company all inventions, creative works and any other intellectual property, whether or not patentable or copyrightable, conceived or created solely or jointly by the Executive during the period of his employment which relate to the business of the Company, and the Executive shall assign all of his interest in them to the Company. The Executive shall execute all papers at the Company's expense, which the Company shall deem necessary to apply for and obtain domestic and foreign patents and copyright registrations, and to protect and enforce the Company's interest in them. These obligations shall continue beyond the period of the Executive's employment with respect to inventions or creations conceived or made by the Executive alone or in conjunction with other employees or consultants of the Company or its subsidiaries or their affiliates during the period of his employment.

               (g) REMEDIES. In the event of a breach or threatened breach of this Section 6, the Executive agrees that the Company shall be entitled to apply for injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, the Executive acknowledging that damages would be inadequate and insufficient.

               (h) SURVIVAL OF PROVISIONS. The obligations contained in this
Section 6 shall, to the extent provided in this Section 6, survive the termination or expiration of the Executive's employment with the Company and, as applicable, shall be fully enforceable thereafter in accordance with the terms of this Agreement. If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 6 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

         Section 7.  NO VIOLATION OF THIRD-PARTY RIGHTS.

               (a) The Executive hereby represents, warrants and covenants to the Company that the Executive:

                   (i) shall not, in the course of his employment with the Company, infringe upon or violate any proprietary rights of any third party (including, without limitation, any third party confidential relationships, patents, copyrights, trade secrets or other proprietary rights);

                   (ii) is not a party to any agreements with third parties that prevent him from fulfilling the terms of employment and the obligations of this Agreement or which would be breached as a result of his execution of this Agreement; and

                   (iii) agrees to respect any and all valid obligations which he may now have to prior employers or to others relating to confidential information, inventions or discoveries which are the property of those prior employers or others, as the case may be.

               (b) If the Executive is in breach of any of the foregoing representations, warranties and covenants and a court of competent jurisdiction issues a final order (not including a temporary restraining order or other order subject to interlocutory appeal) precluding the Executive from performing his duties hereunder, the Company shall be entitled to terminate this Agreement and treat the Executive as if he were terminated for Cause.

         Section 8. WITHHOLDING. The Company shall make such deductions and withhold such amounts from each payment made to the Executive hereunder as may be required from time to time by law, governmental regulation or order.

         Section 9. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by hand, facsimile or first-class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given upon delivery or three (3) days after mailing or twenty-four (24) hours after transmission of a facsimile to the respective persons named below:

               (a)  If to the Company:

                    REFAC
                    One Bridge Plaza - Suite 550
                    Fort Lee, NJ 07024
                    Attn: Chairman

                    If to the Executive, at the address for the Executive then on file with the Company:

                    With a copy to:

                    Mr. Gregory M. Nolfi Hahn, Loeser & Parks,
                    LLP 3300 BP Tower 200 Public Square
                    Cleveland, OH 44114

Either party may change such party's address for notices by notice duly given pursuant hereto.

         Section 10. DISPUTE RESOLUTION; ATTORNEYS' FEES. The Company and the Executive agree that any dispute arising as to the parties' rights and obligations hereunder, other than with respect to Section 6 hereof, shall be resolved by binding arbitration in accordance with the rules of the American Arbitration Association for resolution of employment disputes then in effect and/or commercial disputes. Each party shall have the right, in addition to any other relief granted by such arbitrator (or by any court with respect to relief granted with respect to Section 6 hereof), to reasonable attorneys' fees based on a determination by the arbitrator (or, with respect to Section 6 hereof, the court) of the extent to which each party has prevailed as to the material issues raised the dispute.

         Section 11. GOVERNING LAW. This Agreement and the legal relations thus created between the parties hereto shall be governed by and construed under and in accordance with the laws of the State of Delaware, without regard to its conflicts of law principles.

         Section 12. ENTIRE AGREEMENT; TERMINATION OF PRIOR AGREEMENTS. This Agreement, collectively with the Stock Option Agreement, the Plan and the Side Letter by and between the Company and the Executive relating to the Executive's former employment, contain the entire understanding of the parties relating to the employment of the Executive. This Agreement terminates and supersedes any and all prior agreements and understandings between the parties with respect to the Executive's employment and compensation by the Company.

         Section 13. WAIVER; MODIFICATION. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times. This Agreement shall not be modified in any respect except by a writing executed by each party hereto.

         Section 14. ASSIGNMENT; SUCCESSORS. This Agreement is personal in its nature and the Executive shall not assign or transfer this Agreement or any rights or obligations hereunder. In the event of the merger, consolidation, transfer or sale of all or substantially all of the assets of the Company with or to any other individual or entity or any similar event, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties and obligations of the Company hereunder.

         Section 15. SEVERABILITY. Except as provided in Section 6(g) hereof, in the event that a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, only the portions of this Agreement that violate such statute or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect. Furthermore, any court order striking any portion of this Agreement shall modify the stricken terms as little as possible to give as much effect as possible to the intentions of the parties under this Agreement.

         Section 16. HEADINGS; INCONSISTENCY. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. In the event of any inconsistency between the terms of this Agreement and any form, award, plan or policy of the Company, the terms of this Agreement shall control.

         Section 17. COUNTERPARTS AND FACSIMILE SIGNATURE. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. In the event that any signature is delivered via facsimile or e-mail transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or digital signature page were an original signature.

         Section 18. REPRESENTATION BY COUNSEL; INTERPRETATION. Each party acknowledges that it has had the opportunity to be represented by counsel in connection with this Agreement. Any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has hereunto signed this Agreement on the date first above written.

                                               REFAC

                                               /s/ Robert L. Tuchman
                                               ------------------------
                                               By:    Robert L. Tuchman
                                               Title: Chief Exectutive Officer


                                               EXECUTIVE


                                               /s/ J. David Pierson
                                               ------------------------
                                               J. David Pierson